EXHIBIT 99.1


                             [GRAPHIC OMITTED]

                               FOR FURTHER INFORMATION:

                               Media Relations:      Investor Relations:
                               Jim Vitak             Bill Henderson
                               (614) 790-3715        (859) 815-4454
                               jevitak@ashland.com   wehenderson@ashland.com

                               FOR IMMEDIATE RELEASE
                               APRIL 28, 2005




ASHLAND SIGNS AMENDED AGREEMENT TO TRANSFER INTEREST IN MAP TO MARATHON FOR $3.7 BILLION
  o  DELIVERS   $915  MILLION  IN  MARATHON   STOCK   DIRECTLY  TO  ASHLAND
     SHAREHOLDERS
  o  TRANSACTION REMAINS TAX-FREE TO ASHLAND SHAREHOLDERS
  o  MARATHON AGREES TO PAY UP TO THE FIRST $200 MILLION IN CERTAIN TAXES

Covington, Ky. - Ashland Inc. (NYSE: ASH) today announced that it has amended its agreement to transfer its 38-percent interest in Marathon Ashland Petroleum LLC (MAP) and two other businesses to Marathon Oil Corporation (NYSE: MRO). Under the amended agreement, Ashland's interest in these businesses is valued at approximately $3.7 billion compared to approximately $3 billion in the earlier agreement, with substantially all the increase in value going directly to Ashland's shareholders in the form of Marathon stock. In addition, Marathon has agreed to pay the first $200 million of any Section 355(e) tax, if any, as compared to the prior agreement where Ashland bore full responsibility for any Section 355(e) tax. The transaction is expected to be tax free to Ashland's shareholders and tax efficient to Ashland. The two other businesses are Ashland's maleic anhydride business and 60 Valvoline Instant Oil Change (VIOC) centers in Michigan and northwest Ohio, which are valued at $94 million.
         Under the terms of the amended agreement, Ashland's shareholders will receive Marathon common stock with an aggregate value of $915 million. Based on the number of shares outstanding on March 31, 2005, shareholders would receive $12.56 in Marathon stock per Ashland share. Ashland will receive cash and MAP accounts receivable totaling $2.8 billion. In addition, MAP has not made quarterly cash distributions to Ashland and Marathon since March 18, 2004, and such distributions will continue to be suspended until the closing of the transaction. As a result, the final amount of cash to be received by Ashland will be increased by an amount equal to 38 percent of the cash accumulated from operations during the period prior to closing. At March 31, 2005, Ashland's share of this accumulated cash was $560 million.
         Under the terms of the earlier agreement, the closing was conditioned on receipt of private letter rulings from the Internal Revenue Service with respect to certain tax issues. Under


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Ashland Signs Amended Agreement to Transfer Interest in MAP to Marathon, page 2 the terms of the amended agreement, Ashland and Marathon expect to enter into a closing agreement with the IRS that will resolve these tax issues. Under the closing agreement, the retention by Ashland of certain contingent liabilities related to previously-owned businesses will reduce Ashland's tax basis. The company estimates this basis reduction may increase any
Section 355(e) tax on the transaction by approximately $66 million. Marathon has agreed to pay the first $200 million of any Section 355(e) tax. Ashland would pay up to the next $175 million of Section 355(e) tax, if required. Any remaining Section 355(e) tax would be shared equally by Ashland and Marathon. Based on the number of Ashland shares outstanding as of March 31, 2005, and the company's current estimate of Ashland's tax basis, the company expects that Ashland would be required to pay Section
355(e) tax only if Ashland's stock price on the closing date exceeds approximately $74.50 per share.
         Ashland intends to use a substantial portion of the transaction proceeds to retire all or most of the company's outstanding debt and certain other financial obligations. After payment of these obligations and including the company's current estimate of MAP's final cash distribution, Ashland expects to have a net cash position of roughly $1.1 billion.
          "We are pleased that our amended agreement provides an additional $700 million in value, $600 million of which will go directly to our shareholders," said James J. O'Brien, Ashland's chairman and chief executive officer. "Ashland's Board of Directors took a comprehensive look at the alternatives available to Ashland with respect to our ownership interest in MAP. We concluded that this tax efficient structure with an appropriate increase in shareholder value, as well as a significant reduction of Ashland's tax risk, was the best alternative."
         Mr. O'Brien also noted that Ashland has enjoyed good working relationships with both Marathon and MAP management. "I want to thank Marathon for the successes we've shared through the MAP joint venture," said Mr. O'Brien. "We look forward to continuing our mutually beneficial business relationship as both a supplier and customer."
         Mr. O'Brien added, "While Ashland has been pleased with MAP's performance, the transfer of our interest in MAP to Marathon is an important step in achieving Ashland's strategic objectives. We will have greater financial flexibility to pursue organic growth and will focus on selectively pursuing acquisitions that complement and strengthen our core businesses. I am confident that Ashland is well-positioned to create long-term value and to achieve our goal of top-quartile performance."
         The transaction is subject to, among other things, approval by Ashland's shareholders, consent from public debt holders, finalization of the closing agreement with the Internal Revenue Service and customary antitrust review. Ashland and Marathon have agreed to use


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Ashland Signs Amended Agreement to Transfer Interest in MAP to Marathon, page 3 their reasonable best efforts to complete the transaction by June 30, 2005, with the termination date for the transaction extended to September 30, 2005.
         After the close of its transaction with Marathon, Ashland will own four divisions in two Sectors - Chemical and Transportation Construction - both of which are focused on meeting customers' needs, enabling growth through process improvement, and achieving top-quartile performance.
         The Chemical Sector, which includes the Ashland Distribution, Ashland Specialty Chemical and Valvoline divisions, is creating a sustainable, low-cost business model, providing a platform for effective integration of acquisitions and driving market expansion. To enable growth, the Sector is also focusing on innovative research and the development of new products and services.
         The Transportation Construction Sector, commercially known as Ashland Paving And Construction, Inc. (APAC), is executing strategies that should help it to increase its share of major projects, strengthen its marketing and business development capabilities and improve operational efficiency.
         "As we integrate Ashland's businesses, we continue to find new sources of competitive advantage, creating actionable strategies with measurable targets and operating as a unified organization," O'Brien said.
         In connection with the transaction, Credit Suisse First Boston LLC acted as financial advisor, and Cravath, Swaine & Moore LLP acted as legal counsel to Ashland.

ANALYST / INVESTOR TELECONFERENCE INFORMATION
         Today at 10:00 a.m. Eastern Time, Ashland will provide a live audio webcast of its teleconference with securities analysts. The call will be hosted by William E. Henderson, III, director of investor relations. Participants will include James J. O'Brien, chairman and chief executive officer, J. Marvin Quin, senior vice president and chief financial officer, David L. Hausrath, senior vice president, general counsel and corporate secretary, and Stephen L. Gordon, tax partner, Cravath, Swaine & Moore LLP.
         The webcast may be accessed online at www.ashland.com. A limited number of telephone lines also will be available by dialing (800) 299-7635 from inside the U.S. or (617) 786-2901 if dialing from outside the U.S., and entering passcode 41504855.
         The webcast replay and an archived version of the presentation will be available online at www.ashland.com/investors. A telephone audio replay will be available from 12:00 p.m. ET on April 28, 2005, through May 5, 2005, by dialing (888) 286-8010 from inside the U.S. or (617) 801-6888 from outside the U.S. (passcode 94770405).

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Ashland Signs Amended Agreement to Transfer Interest in MAP to Marathon, page 4


ABOUT ASHLAND
         Ashland (NYSE: ASH) is a Fortune 500 transportation construction, chemicals and petroleum company providing products, services and customer solutions throughout the world. To learn more about Ashland, visit www.ashland.com.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include those that refer to Ashland's expectations about the MAP transaction. Although Ashland believes its expectations are based on reasonable assumptions, it cannot assure the expectations reflected herein will be achieved. The risks, uncertainties, and assumptions include the possibility that Ashland will be unable to fully realize the benefits anticipated from the MAP transaction; the possibility the transaction may not close including as a result of failure to finalize the closing agreement with the Internal Revenue Service or failure of Ashland to obtain the approval of its shareholders; the possibility that Ashland may be required to modify some aspect of the transaction to obtain regulatory approvals; and other risks that are described from time to time in the Securities and Exchange Commission (SEC) reports of Ashland. Other factors and risks affecting Ashland are contained in Ashland's Form 10-K, as amended, for the fiscal year ended Sept. 30, 2004, filed with the SEC and available on Ashland's Investor Relations website at www.ashland.com/investors or the SEC's website at www.sec.gov. Ashland undertakes no obligation to subsequently update or revise the forward-looking statements made in this news release to reflect events or circumstances after the date of this news release.

ADDITIONAL INFORMATION ABOUT THE MAP TRANSACTION
In connection with the proposed transaction, Ashland filed a preliminary proxy statement on Schedule 14A with the SEC on June 21, 2004 and an amended preliminary proxy statement on Schedule 14A on August 31, 2004. ATB Holdings Inc. and New EXM Inc. filed a registration statement on Form S-4, which includes a further amended preliminary proxy statement/prospectus, with the SEC on October 12, 2004. Investors and security holders are urged to read those documents and any other relevant documents filed or that will be filed with the SEC, including the definitive proxy statement/prospectus regarding the proposed transaction as they become available, because they contain, or will contain, important information. The definitive proxy statement/prospectus will be filed with the SEC by Ashland, and security holders may obtain a free copy of the definitive proxy statement/prospectus when it becomes available, and other documents filed with the SEC by Ashland, including the preliminary proxy statement at the SEC's website at www.sec.gov. The definitive proxy statement/prospectus, and other documents filed with the SEC by Ashland, including the preliminary proxy statement, may also be obtained for free in the SEC filings section on Ashland's Investor Relations website at www.ashland.com/investors, or by directing a request to Ashland at 50 E. RiverCenter Blvd., Covington, KY 41012. The respective directors and executive officers of Ashland and other persons may be deemed to be participants in solicitation of proxies in respect of the proposed transaction. Information regarding Ashland's directors and executive officers is available in its proxy statement filed with the SEC by Ashland on December 14, 2004. Investors may obtain information regarding the interests of participants in the solicitation of proxies in connection with the transaction referenced in the foregoing information by reading the definitive proxy statement/prospectus when it becomes available.

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Ashland Signs Amended Agreement to Transfer Interest in MAP to Marathon, page 5


APPENDIX:

ASHLAND TO TRANSFER INTEREST IN MAP TO MARATHON FOR $3.7 BILLION

TRANSACTION STEPS

Under the terms of the earlier agreement, the issuance of New Ashland Inc. common stock and Marathon common stock to Ashland's shareholders would have been accomplished through the merger (a separation merger) of HoldCo and a subsidiary of Marathon. The earlier agreement also contemplated that such issuance could occur through the distribution of New Ashland Inc. common stock by HoldCo to Ashland's shareholders followed by the issuance of Marathon common stock to Ashland's shareholders through the merger of HoldCo and a subsidiary of Marathon. To clarify the tax treatment of the transaction, the IRS has required that these issuances be accomplished through the distribution and subsequent merger rather than through a separation merger. Accordingly, under the terms of the amended agreement, the transaction would be accomplished through a series of steps, which would all occur on the day of closing and in the following order:

     1. MAP would redeem a portion of Ashland's 38-percent interest in MAP for a redemption price of approximately $900 million*, consisting of cash and MAP accounts receivable. Because MAP has not made quarterly cash distributions since March 18, 2004, this redemption price would increase by an amount equal to 38 percent of the cash accumulated from MAP's operations prior to the closing.

     2. Ashland would contribute the maleic anhydride business and 60 Valvoline Instant Oil Change centers to a newly formed subsidiary of Ashland ("HoldCo").

     3.  Ashland would contribute to HoldCo its remaining interest in MAP.

     4. As a preliminary step to the final formation of New Ashland Inc., Ashland would be merged with New Ashland LLC, a subsidiary of HoldCo. By virtue of this merger, each share of Ashland common stock would be converted into one share of HoldCo common stock.

     5. Marathon would arrange for a borrowing by HoldCo of $1.9 billion*, which would be expressly non-recourse to New Ashland LLC and would otherwise be made on terms



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Ashland Signs Amended Agreement to Transfer Interest in MAP to Marathon, page 6 and conditions reasonably acceptable to Ashland. HoldCo would contribute to New Ashland LLC the proceeds of the borrowing.

     6. New Ashland LLC would be merged with and into New Ashland Inc., which would survive the merger. New Ashland Inc. would be a wholly owned subsidiary of HoldCo.

     7. By virtue of the merger, each New Ashland LLC membership interest would be converted into a number of shares of New Ashland Inc. common stock equal to the quotient of (1) the number of shares of HoldCo common stock outstanding prior to the Conversion Merger divided by (2) the number of New Ashland LLC membership interests outstanding prior to the Conversion Merger. All shares of New Ashland Inc.. common stock held by HoldCo immediately prior to the Conversion Merger would no longer be outstanding, would automatically be canceled and retired and would cease to exist.

     8. HoldCo would distribute shares of New Ashland Inc. common stock to the shareholders of Ashland (holding HoldCo shares at the effective time of the distribution) on the basis of one share of New Ashland Inc. common stock for each outstanding share of HoldCo common stock. As a result of the distribution, shares of New Ashland Inc. common stock will be held by the shareholders of Ashland common stock. New Ashland Inc. will receive the proceeds of the partial redemption and the capital contribution and own all of Ashland's existing businesses, properties and assets other than Ashland's interests in MAP, the maleic anhydride business and the 60 VIOC centers contributed to HoldCo as described above (#2).

     9. HoldCo would be merged into a newly formed subsidiary of Marathon, which would survive the merger. By virtue of the merger of HoldCo and the Marathon subsidiary, the former Ashland shareholders (now holding HoldCo shares) would have the right to receive, for each share of HoldCo common stock, a pro rata amount of shares of Marathon common stock with a total value of $915 million (based on a 20-trading day averaging period preceding the closing).

As provided in the earlier agreement, the transaction is conditioned on the Ashland and HoldCo Boards of Directors determination prior to closing that the distribution described in Step 8 above is in compliance with all applicable law.


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Ashland Signs Amended Agreement to Transfer Interest in MAP to Marathon, page 7



*Note - The separate amounts received from MAP and HoldCo could vary from these stated amounts, but in any event, the combination would equal approximately $2.7 billion.

TAX ISSUES

         Under the terms of the earlier agreement, it was a condition to the closing of the transaction that Ashland and Marathon receive private letter rulings from the IRS with respect to certain tax issues and that Ashland and Marathon receive either private letter rulings from the IRS or opinions of counsel with respect to other tax issues. Ashland and Marathon have had extensive discussions with the IRS concerning the transaction and expect to enter into a closing agreement with the IRS that will favorably address all these tax issues with the one exception noted below. The closing agreement would be a binding agreement between Ashland, Marathon and the IRS. The closing agreement, once finalized, would satisfy the tax-related closing conditions to the transaction.
         Section 355(e) of the Internal Revenue Code imposes a corporate-level tax on New Ashland Inc. to the extent that the fair market value of the stock of New Ashland Inc. on the closing date exceeds the tax basis of that stock. Under the closing agreement, the retention by Ashland of certain contingent liabilities related to previously-owned businesses (including environmental liabilities, asbestos indemnity liabilities, post-retirement benefit costs and other items) would result in a reduction of that basis, which may increase the amount of Section 355(e) tax imposed on the transaction. Ashland's current estimate of the tax basis of the stock of New Ashland Inc. after giving effect to the reduction for contingent liabilities is approximately $4 billion. The company currently estimates, based on a combined Federal and State tax rate of 39 percent and assuming the entire estimated contingent liability basis reduction results in taxable Section 355(e) gain, that the tax liability attributable to the basis reduction would be approximately $66 million.
         Marathon has agreed to pay the first $200 million of all Section 355(e) tax; this $200 million amount would be increased to the extent the tax arising from the contingent liability basis reduction exceeds $75 million. Ashland would pay up to the next $175 million of Section 355(e) tax, if any. Any remaining Section 355(e) tax would be shared equally by Ashland and Marathon.
         Based on Ashland's estimates, neither Ashland nor Marathon would have any Section 355(e) tax to pay unless the New Ashland Inc. stock price on the closing date exceeds approximately $55 per share, which is expected to correspond to an Ashland stock price of



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Ashland Signs Amended Agreement to Transfer Interest in MAP to Marathon, page 8 approximately $67.50 per share ($54.94 of New Ashland Inc. stock plus $12.56 of Marathon stock based on the numbers of shares of Ashland stock outstanding as of March 31, 2005). Ashland also estimates that it would pay
Section 355(e) tax only if the New Ashland Inc. stock price on the closing date exceeds approximately $62 per share, which is expected to correspond to an Ashland stock price of approximately $74.50 per share.

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